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                                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MicroIslet, Inc., of our report dated March 11, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern) relating to the financial statements of MicroIslet, Inc. appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2002.


/s/   Deloitte & Touche LLP
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Deloitte & Touche LLP

San Diego, California
September 25, 2003